Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

February 17, 2012

Sally Holdings LLC

Sally Capital Inc.

and the guarantors listed on Annex A

3001 Colorado Boulevard

Denton, Texas 76210

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Sally Holdings LLC, a Delaware limited liability company, and Sally Capital Inc., a Delaware corporation (the “Issuers”), and the guarantors listed on Annex A (the “Guarantors,” together with the Issuers, the “Registrants”) in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), (a) $750,000,000 aggregate principal amount of the Issuers’ 6.875% Senior Notes due 2019 (the “New Notes”) and (b) the related guarantees of the New Notes by the Guarantors (together with the New Notes, the “Securities”) to be issued under an Indenture dated as of November 8, 2011 (the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).  Following the effectiveness of the Registration Statement, the Registrants intend to issue the Securities to the holders of $750,000,000 aggregate principal amount of the Issuers’ 6.875% Senior Notes due 2019 (the “Old Notes”) in exchange for such Old Notes and the related guarantees of the Old Notes by the Guarantors (together with the Old Notes, the “Old Securities”).

This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601 of the Commission’s Regulation S-K.

We have examined (i) the Certificates of Formation, Certificates of Incorporation or other charter documents of each of the Registrants, (ii) the limited liability company agreements, bylaws or other organizational documents of each of the Registrants, (iii) records of proceedings of the Members or Board of Directors of each of the Registrants, or committees thereof, (iv) the Old Securities, (v) the proposed form of the Securities, (vi) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement, (vii) the Indenture, (viii) the Registration Rights Agreement, dated November 8, 2011, among the Issuers, the Guarantors and Merrill Lynch, Pierce,

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

Sally Holdings LLC

Sally Capital Inc.

February 17, 2012

Fenner and Smith Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; J.P. Morgan Securities LLC; and Wells Fargo Securities, LLC, (ix) the Purchase Agreement, dated November 3, 2011, among the Issuers, the Guarantors and Merrill, Lynch, Pierce, Fenner & Smith, as representative of the Initial Purchasers listed on a schedule thereto and (x) the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Registrants and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.

In rendering our opinion set forth below, we have assumed, without any independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) that the form of the Securities will conform to that included in the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee under the laws of its jurisdiction of incorporation or organization, (vii) that all parties (other than the Registrants) to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (viii) that the Indenture has been duly qualified under the Trust Indenture Act of 1939.

Our opinion set forth below is limited to the laws of the State of Delaware, the laws of the State of New York, the laws of the State of Arkansas, the laws of the State of California, the laws of the State of Florida, the laws of the State of New Hampshire, the laws of the State of Texas, the laws of the State of Wisconsin and the federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

The only opinion rendered by us consists of those matters set forth in the eighth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on and subject to the foregoing, it is our opinion that, upon due execution of the Securities by the Registrants, due authentication thereof by the Trustee in

Sally Holdings LLC

Sally Capital Inc.

February 17, 2012

accordance with the Indenture and issuance and delivery thereof in exchange for the Old Securities as contemplated by the Registration Statement, the Securities will be validly issued and will constitute legally binding obligations of the Registrants entitled to the benefits of the Indenture and enforceable against the Registrants in accordance with their terms subject to (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, and (iii) concepts of good faith, fair dealing and reasonableness.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Alston & Bird LLP

By:	/s/ W. Scott Ortwein
W. Scott Ortwein
A Partner

Annex A

Sally Beauty Holdings, Inc.

Sally Investment Holdings LLC

Beauty Systems Group LLC

Armstrong McCall Holdings, Inc.

Arnolds, Inc.

Armstrong McCall Holdings, L.L.C.

Armstrong McCall Management, L.C.

Armstrong McCall, L.P.

Innovations-Successful Salon Services

Procare Laboratories, Inc.

Neka Salon Supply, Inc.

Salon Success International, LLC

Aerial Company, Inc.

Sally Beauty Supply LLC

Diorama Services Company, LLC

Sally Beauty Distribution LLC

Sally Beauty International Finance LLC

Beauty Holding LLC

Beyond the Zone, Inc.

Silk Elements, Inc.

High Intensity Products, Inc.

Nail Life,  Inc.

Sexy U Products, Inc.

For Perms Only, Inc.

Energy of Beauty, Inc.

Miracle Lane, Inc.

Tanwise,  Inc.

Satin Strands, Inc.

Brentwood Beauty Laboratories International, Inc.

Ion Professional Products, Inc.

New Image Professional Products, Inc.

Esthetician Services Inc.

Femme Couture International, Inc.

Generic Value Products, Inc.

Venique, Inc.

Land of Dreams, Inc.

Coloresse,  Inc.

Design Lengths, Inc.

Power IQ,  Inc.

Soren Enterprises, Inc.

Sally Beauty Distribution of Ohio, Inc.